Exhibit (a)(1)(A)

Healthcare Trust of America, Inc.

Offer to Purchase for Cash

Up to $150,000,000 in Value of Shares

of

its Class A Common Stock

at a Purchase Price of Not Greater Than $10.50

Nor Less Than $10.10 Per Class A Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 18, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

Healthcare Trust of America, Inc., a Maryland corporation (the “Company,” “HTA,” “we” or “us”), is offering to purchase for cash up to $150,000,000 in value of shares of its Class A Common Stock, par value $0.01 per share (the “Class A Shares”), at a price specified by the tendering stockholders of not greater than $10.50 nor less than $10.10 per Class A Share, upon the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

Immediately after the listing of the Class A Shares on the New York Stock Exchange (the “NYSE”) on June 6, 2012, there were 57,419,253 Class A Shares issued and outstanding. We are not offering to purchase any of our Class B-1 Common Stock, par value $0.01 per share, Class B-2 Common Stock, par value $0.01 per share, or Class B-3 Common Stock, par value $0.01 per share (collectively, the “Class B Shares”).

Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single price per Class A Share (the “Purchase Price”), which will be not more than $10.50 and not less than $10.10 per Class A Share, that we will pay, subject to proration, for Class A Shares properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Class A Shares tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per Class A Share (in increments of $0.10) of not more than $10.50 and not less than $10.10 per Class A Share, at which Class A Shares have been properly tendered or have been deemed to be tendered in the Offer, that will enable us to purchase the maximum number of Class A Shares properly tendered in the Offer and not properly withdrawn, having an aggregate purchase price not exceeding $150,000,000 (or such lesser number if less than $150,000,000 in value of Class A Shares are properly tendered in the Offer after giving effect to any Class A Shares properly withdrawn).

All Class A Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the “odd lot” priority and proration provisions described in this Offer to Purchase, all of the Class A Shares tendered at or below the Purchase Price may not be purchased if Class A Shares having an aggregate value in excess of $150,000,000 are properly tendered and not properly withdrawn.

Only Class A Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Class A Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

We reserve the right, in our sole discretion, to change the Purchase Price range and to increase or decrease the value of Class A Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we may increase the number of Class A Shares accepted for payment in the Offer by up to 2% of the outstanding Class A Shares without amending or extending the Offer. See Sections 1, 3 and 4.

At the maximum price of $10.50 per Class A Share, we could purchase approximately 14,285,714 Class A Shares if the Offer is fully subscribed, which would represent approximately 24.9% of the issued and outstanding Class A Shares as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012. At the minimum price of $10.10 per Class A Share, we could purchase approximately 14,851,485 Class A Shares if the Offer is fully subscribed, which would represent approximately 25.9% of the issued and outstanding Class A Shares as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012. See Section 1.

Subject to the applicable rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Class A Shares, subject to the restriction below, (b) to increase or decrease the value of Class A Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date, and (d) upon the occurrence of any of the conditions specified in Section 6 prior to the Expiration Date, to terminate the Offer and not accept any Class A Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 14d-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act. See Sections 1, 3 and 4.

The Offer is not conditioned upon the receipt of financing or any minimum number of Class A Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

On June 6, 2012, the Class A Shares were listed on the NYSE and began trading under the symbol “HTA.” Because June 6, 2012 was the first day on which the Class A Shares were traded on the NYSE, we cannot provide a market price for the Class A Shares. Tendering stockholders whose Class A Shares are accepted for payment will lose the opportunity to trade such Class A Shares and the chance to participate in any future third-party acquisition of the Company. The trading price of our Class A Shares on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Class A Shares before deciding whether and at what price or prices to tender their Class A Shares. See Section 7.

We will use cash on hand and borrowings under our existing unsecured revolving credit and term loan facility to purchase Class A Shares in the Offer and to pay all related fees and expenses. See Section 8.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE PAYING AGENT, THE INFORMATION AGENT, THE DEPOSITARY (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR CLASS A SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS A SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR CLASS A SHARES, HOW MANY CLASS A SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

IF YOUR TENDERED CLASS A SHARES ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13), THE RECEIPT OF CASH FOR YOUR TENDERED CLASS A SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY

WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS A (A) SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF OUR CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY US AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME). IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13), THE PAYMENT OF CASH FOR YOUR TENDERED CLASS A SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. SEE SECTION 13. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER TO PURCHASE.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Questions and requests for assistance by institutional stockholders may be directed to Wells Fargo Securities, LLC, the dealer manager for the Offer (the “Dealer Manager”), and questions and requests for assistance by retail stockholders may be directed to ARC Advisory Services, LLC, the depositary for the Offer (the “Depositary”), in each case at the telephone numbers and addresses set forth on the back cover page of this Offer to Purchase. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from Georgeson Inc., the information agent for the Offer (the “Information Agent”), at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense.

The Dealer Manager for the Offer is:

Wells Fargo Securities, LLC

Offer to Purchase dated June 6, 2012

IMPORTANT

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR CLASS A SHARES IN THE OFFER OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS A SHARES IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF HTA OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, THE DEALER MANAGER, THE PAYING AGENT, THE DEPOSITARY OR THE INFORMATION AGENT.

If you have any questions regarding the Offer, please contact the Dealer Manager at (877) 450-7515 (institutional stockholders) or the Depositary at (877) 373-2522 (retail stockholders). If you require additional copies of this Offer to Purchase, the Letter of Transmittal or other Offer documents, please contact the Information Agent at (866) 482-5026 (stockholders) or (212) 440-9800 (banks and brokers).

If you want to tender all or any portion of your Class A Shares, you must do one of the following prior to 11:59 p.m. New York City time on July 18, 2012, or any later time and date to which the Offer may be extended:

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Holders whose Class A Shares are Held by Brokers: if your Class A Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Class A Shares for you according to the procedures described in Section 3 of this Offer to Purchase;

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Registered Holders: if you hold Class A Shares in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to the Depositary at the address shown on the Letter of Transmittal; or

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DTC Participants: if you are an institution participating in The Depository Trust Company (“DTC”), tender your Class A Shares according to the procedure for book-entry transfer described in Section 3 of this Offer to Purchase.

If a nominee holds your Class A Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to contact the nominee that holds your Class A Shares to find out its deadline.

We recommend that you consult your broker and your financial advisor to determine the status of your account and the best way to tender your Class A Shares. If you have any questions related to the status of your registered account (and how that status impacts how you may tender your shares), please call the Depositary at (877) 373-2522.

Notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other ancillary documents relating to the Offer, brokers, dealers, banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s Automated Tender Offer Program (“ATOP”) system. DTC participants should submit any documentation required for processing through the ATOP system. Similarly, notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other ancillary documents relating to the Offer, brokers, dealers, banks, trust companies and other nominees and DTC participants are not required to, and should not, submit a written notice of withdrawal in connection with the withdrawal of any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. All tenders and withdrawals through DTC’s ATOP system must be completed in accordance with the terms and conditions of the ATOP system.

If you want to tender your Class A Shares but you cannot comply with the procedure for book-entry transfer by the Expiration Date or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Class A Shares if you comply with the guaranteed delivery procedure described in Section 3 of this Offer to Purchase.

Stockholders properly tendering Class A Shares at $10.10 per Class A Share (the minimum purchase price pursuant to the Offer) can reasonably expect to have at least a portion of such Class A Shares purchased at the Purchase Price if any Class A Shares are purchased pursuant to the Offer (subject to the provisions relating to “odd lot” priority and proration).

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Class A Shares in any jurisdiction in which the making or acceptance of offers to sell Class A Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) THE DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. This summary term sheet highlights certain material information in this Offer to Purchase, but you should realize that it does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Letter of Transmittal and the other documents that constitute part of the Offer. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my Class A Shares?

Healthcare Trust of America, Inc., which we refer to as the “Company,” “HTA,” “we” or “us.”

What will be the purchase price for the Class A Shares and what will be the form of payment?

We are conducting this offer by means of a procedure commonly called a modified “Dutch Auction.” We are offering to purchase for cash up to $150,000,000 in value of our Class A Common Stock, par value $0.01 per share (the “Class A Shares”), pursuant to tenders at a price specified by the tendering stockholders of not greater than $10.50 nor less than $10.10 per Class A Share, upon the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). Promptly after 11:59 p.m., New York City time, on July 18, 2012, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”), we will, upon the terms and subject to the conditions of the Offer, determine a single price per Class A Share (the “Purchase Price”), which will be not more than $10.50 and not less than $10.10 per Class A Share, that we will pay, subject to proration, for Class A Shares properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Class A Shares tendered pursuant to the Offer and the prices specified by the tendering stockholders.

The Purchase Price will be the lowest price per Class A Share (in increments of $0.10) of not more than $10.50 and not less than $10.10 at which Class A Shares have been properly tendered or have been deemed to be tendered in the Offer, that will enable us to purchase the maximum number of Class A Shares properly tendered and not properly withdrawn, having an aggregate purchase price not exceeding $150,000,000 (or such lesser number if less than $150,000,000 in value of Class A Shares are properly tendered in the Offer after giving effect to any Class A Shares properly withdrawn). We will publicly announce the Purchase Price promptly after we have determined it and, upon the terms and subject to the conditions of the Offer (including the proration and odd lot provisions), we will promptly pay the Purchase Price in cash, less any applicable withholding taxes and without interest, to all stockholders who have properly tendered (and have not properly withdrawn) their Class A Shares at prices equal to or less than the Purchase Price. See Section 1. We will not purchase any Class A Shares tendered at a price above the Purchase Price.

We will pay for your properly tendered and not properly withdrawn Class A Shares by depositing the Purchase Price in cash with Computershare, Inc., the paying agent for the Offer (the “Paying Agent”), which will act as your agent for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for tendered Class A Shares will be made only after timely (a) receipt by ARC Advisory Services, LLC, the depositary for the Offer (the “Depositary”), of a properly completed and duly executed Letter of Transmittal, and any required signature guarantees and other documents required by the Letter of Transmittal, or (b) if you are tendering Class A Shares through the ATOP procedures of The Depository Trust Company (“DTC”), confirmation of book-entry transfer of the Class A Shares into the Paying Agent’s account at DTC. See Sections 3 and 5.

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We reserve the right, in our sole discretion, to change the Purchase Price range and to increase or decrease the value of Class A Shares sought in the Offer, subject to applicable law. See Sections 1, 3 and 4.

How many Class A Shares is HTA offering to purchase?

We are offering to purchase, at the Purchase Price, Class A Shares properly tendered in the Offer and not properly withdrawn up to a maximum aggregate purchase price of $150,000,000. Since the Purchase Price will only be determined after the Expiration Date, the number of Class A Shares that will be purchased will not be known until after that time. Assuming the Offer is fully subscribed at the minimum Purchase Price of $10.10 per Class A Share, the number of Class A Shares that will be purchased pursuant to the Offer is 14,851,485, which would represent approximately 25.9% of the issued and outstanding Class A Shares as of immediately after the listing of the Class A Shares on the New York Stock Exchange (“NYSE”) on June 6, 2012. Assuming the Offer is fully subscribed at the maximum Purchase Price of $10.50 per Class A Share, the minimum number of Class A Shares that will be purchased pursuant to the Offer is 14,285,714, which would represent approximately 24.9% of the issued and outstanding Class A Shares as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012.

We expressly reserve the right to purchase additional Class A Shares in the Offer, subject to applicable law. In accordance with the rules of the SEC, we may increase the number of Class A Shares accepted for payment in the Offer by up to 2% of the outstanding Class A Shares without amending or extending the Offer. See Section 1.

The Offer is not conditioned upon the receipt of financing or any minimum number of Class A Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

Is HTA offering to purchase Class B Shares?

No. HTA is only offering to purchase its Class A Shares, which were listed on the NYSE on June 6, 2012. Pursuant to our charter, shares of our Class B-1, Class B-2 and Class B-3 Common Stock will convert automatically into Class A Shares six months, 12 months and 18 months following the listing of our Class A Shares on the NYSE, respectively, subject to certain exceptions.

How was the price range under the Offer determined?

We determined the price range under the Offer based on consultations among our Chief Executive Officer, our advisors and our Board of Directors. Based on such consultations, we arrived at the price range of $10.10 to $10.50 per Class A Share, which we believe is representative of the per share value of the Class A Shares and is a range within which our stockholders might sell their Class A Shares to us. The actual value and trading price of our Class A Shares following the listing of our Class A Shares on the NYSE may be lower or higher than the range at which we are offering to purchase Class A Shares.

Stockholders are urged to obtain current market quotations for the Class A Shares before deciding whether and at what price or prices to tender their Class A Shares. See Section 7.

How will HTA pay for the Class A Shares?

We will fund any purchase of Class A Shares pursuant to the Offer, including related fees and expenses, from cash on hand and borrowings under our existing unsecured revolving credit and term loan facility. The Offer is not conditioned upon the receipt of financing. See Section 8.

Will I receive the cash dividend scheduled to be paid by July 2, 2012 on my Class A Shares that are purchased pursuant to the Offer?

Yes. On May 16, 2012, the Company declared a monthly cash dividend at an annualized rate of $0.575 per Class A Share, to be paid by July 2, 2012 to stockholders of record as of the close of business on June 29, 2012 (the “June Dividend”). The Class A Shares tendered in the Offer will be eligible to receive the June Dividend. Any Class A Shares not tendered or not accepted for payment or paid for will also receive the June Dividend. The same dividend is also payable on Class B Shares.

How long do I have to tender my Class A Shares?

You may tender your Class A Shares until the Offer expires on the Expiration Date. If a broker, dealer, commercial bank, trust company or other nominee holds your Class A Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to immediately contact your broker, dealer, commercial bank, trust company or other nominee to find out their deadline. See Sections 1 and 3.

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

We can extend the Offer, in our sole discretion, at any time, subject to applicable laws. We may, however, decide not to extend the Offer. If we were to extend the Offer, we cannot indicate, at this time, the length of any extension that we may provide. If we extend the Offer, we will delay the acceptance of any Class A Shares that have been tendered. We can also amend or terminate the Offer under certain circumstances. See Sections 6 and 14.

How will I be notified if the Offer is extended, amended or terminated?

If the Offer is extended, we will issue a press release announcing the extension and the new expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will announce any other amendment to or termination of the Offer by promptly issuing a press release announcing the amendment or termination. See Section 14.

What is the purpose of the Offer?

The Board of Directors considered a range of possible alternative uses for our excess capital, including retaining all of the capital to provide for future growth, an increase in the Company’s dividend, a special dividend payable to all stockholders, open market share repurchases, a tender offer to all stockholders, or a combination of the preceding uses. In considering the Offer, the Board of Directors reviewed, with the assistance of management and outside advisors, the Company’s results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors the Board of Directors deemed relevant.

Following such review, the Board of Directors determined that the Offer is a prudent use of the Company’s financial resources and an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their Class A Shares, especially in light of the relative illiquidity of the Class A Shares in the public trading market. The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their Class A Shares, without the usual transaction costs associated with market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Class A Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Class A Shares will have a greater percentage ownership in HTA and its future earnings and assets, while also bearing the attendant risks associated with owning Class A Shares.

After completing the Offer, we may consider various forms of share repurchases, including open market purchases, tender offers and/or accelerated share repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Directors deems relevant. See Section 2.

How will the listing of the Class A Shares on the NYSE affect the Class A Shares?

Since the Class A Shares are now listed on the NYSE, stockholders who choose not to tender their Class A Shares will be able to freely liquidate their investments in the Company; however, their Class A Shares will be subject to market volatilities. Tendering stockholders whose Class A Shares are accepted for payment will lose the opportunity to trade such Class A Shares and the chance to participate in any future third party acquisition of the Company. See Section 7.

What are the conditions to the Offer?

Our obligation to accept for payment and pay for Class A Shares tendered in the Offer depends upon a number of conditions that must be satisfied or waived (to the extent permitted by law) on or prior to the Expiration Date, including that:

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no action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly (1) challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Class A Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer or (2) seeks to make the purchase of, or payment for, some or all of the Class A Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Class A Shares;

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our acceptance for payment, purchase or payment for any Class A Shares tendered in the Offer shall not violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

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no action shall have been taken nor any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which (1) indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Class A Shares thereunder or (2) is reasonably likely to make the purchase of, or payment for, some or all of the Class A Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer;

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no general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States shall have occurred;

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no commencement or escalation, on or after June 6, 2012, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism involving the United States or any other jurisdiction in which HTA or any of our subsidiaries maintains an office or conducts business, nor any material escalation, on or after June 6, 2012, of any war or armed hostilities that had commenced prior to June 6, 2012 shall have occurred;

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no decrease of more than 10% in the market price for the Class A Shares or in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index or the Standard and Poor’s 500 Composite Index measured from the close of trading on June 6, 2012 shall have occurred;

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no change, condition, event or development or any condition, event or development including a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of HTA and our subsidiaries, taken as a whole, on the value of or trading in the Class A Shares, on our ability to consummate the Offer or on the benefits of the Offer to us, shall have occurred;

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no change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of HTA or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on HTA and our subsidiaries, taken as a whole, on the value of or trading in the Class A Shares, on our ability to consummate the Offer or on the benefits of the Offer to us, shall have occurred;

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no tender or exchange offer for any or all of the outstanding Class A Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving HTA or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed, nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

•

we shall not have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of

v

the outstanding Class A Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Class A Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the Securities and Exchange Commission (the “SEC”) on or before June 6, 2012), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before June 6, 2012 has acquired or proposes to acquire, whether through the acquisition of Class A Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Class A Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Class A Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities; no approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

•

neither of Standard & Poor’s or Moody’s shall have (1) downgraded or withdrawn the rating accorded the Company or (2) publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company;

•

we shall not have determined that the consummation of the Offer and the purchase of the Class A Shares pursuant to the Offer is likely, in our reasonable judgment, to cause the Class A Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE, or (3) eligible for deregistration under the Exchange Act; or

•

we do not determine, in our sole and absolute discretion, that the consummation of the Offer or the purchase of Class A Shares from any stockholder could jeopardize our qualification and taxation as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Offer is subject to these conditions, all of which are described in greater detail in Section 6. Each of these conditions is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. The Offer is not conditioned upon any minimum number of shares being tendered.

How do I tender my Class A Shares?

If you want to tender all or any portion of your Class A Shares, you must do one of the following prior to the Expiration Date:

•

Holders whose Class A Shares are Held by Brokers: if your Class A Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Class A Shares for you;

•	Registered Holders: if you hold Class A Shares in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to the Depositary at the address shown on the Letter of Transmittal; or

•	DTC Participants: if you are an institution participating in DTC, tender your Class A Shares according to the procedure for book-entry transfer described in Section 3 of this Offer to Purchase.

If a nominee holds your Class A Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to contact the nominee that holds your Class A Shares to find out their deadline.

We recommend that you consult your broker and your financial advisor to determine the status of your account and the best way to tender your Class A Shares. If you have any questions related to the status of your registered account (and how that status impacts how you may tender your shares), please call the Depositary at (877) 373-2522.

Brokers, dealers, banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s Automated Tender Offer Program (“ATOP”) system. DTC participants should submit any documentation required for processing through the ATOP system.

If you want to tender your Class A Shares but you cannot comply with the procedure for book-entry transfer by the Expiration Date or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Class A Shares if you comply with the guaranteed delivery procedure described in Section 3.

You may contact the Information Agent, the Dealer Manager or your broker for assistance. The contact information for the Dealer Manager and the Information Agent is on the back cover page of this Offer to Purchase. See Section 3 and the instructions to the Letter of Transmittal.

Has the Board of Directors or HTA adopted a position on the Offer?

Our Board of Directors has authorized the Offer. However, none of the Company, any member of our Board of Directors, the Dealer Manager, the Information Agent, the Depositary or any of their respective affiliates has made, or is making, any recommendation to you as to whether you should tender or refrain from tendering your Class A Shares or as to the price or prices at which you may choose to tender your Class A Shares. You must make your own decision as to whether to tender your Class A Shares, how many Class A Shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in or incorporated by reference in this Offer to Purchase and the related Letter of Transmittal, including the purposes and effects of the Offer. You are urged to discuss your decision with your own tax advisor, financial advisor and/or broker. See Section 2.

Do HTA’s directors or executive officers intend to tender their Class A Shares in the Offer?

None of our directors or executive officers intend to tender any of their Class A Shares in the Offer.

How do holders of restricted stock and restricted stock units participate in the Offer?

Holders of restricted stock may not tender such restricted Class A Shares in the Offer unless and until such Class A Shares have vested and the restrictions on such Class A Shares have lapsed. Holders of restricted stock units may not tender their units in the Offer. However, Class A Shares issued in payment of vested restricted stock units prior to the Expiration Date may be tendered in the Offer. See Section 3.

What happens if the number of Class A Shares tendered in the Offer would result in an aggregate purchase price of more than $150,000,000?

If the number of Class A Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $150,000,000, we will purchase Class A Shares:

•

First, from all holders of “odd lots” of less than 100 Class A Shares who properly tender all of their Class A Shares at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date; and

•

Second, from all other stockholders who properly tender Class A Shares at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Class A Shares, until we have purchased Class A Shares resulting in an aggregate purchase price of $150,000,000. See Sections 1, 3 and 4.

If I own fewer than 100 Class A Shares and I tender all of my Class A Shares, will I be subject to proration?

If you own, beneficially or of record, fewer than 100 Class A Shares in the aggregate, you properly tender all of these Class A Shares at or below the Purchase Price prior to the Expiration Date and you complete the section entitled “Odd Lots” in the Letter of Transmittal, and if applicable, in the Notice of Guaranteed Delivery, and all conditions to the Offer are satisfied or waived, we will purchase all of your Class A Shares without subjecting them to proration. See Section 1.

Once I have tendered Class A Shares in the Offer, can I withdraw my tender?

Yes. You may withdraw your tendered Class A Shares at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer. In addition, unless we have already accepted your tendered Class A Shares for payment, you may withdraw your tendered Class A Shares at any time after 12:01 a.m., New York City time, on August 5, 2012. See Section 4.

How do I withdraw Class A Shares previously tendered?

To properly withdraw Class A Shares registered in your name (i.e. if you are an individual who is the record and beneficial owner of the Class A Shares), you must deliver (by regular mail, overnight courier, hand delivery or by a manually signed facsimile signature), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal as discussed in more detail in Section 4. Some additional requirements apply if your Class A Shares have been tendered under the procedure for book-entry transfer set forth in Section 3. If you have tendered your Class A Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct that person to arrange for the timely withdrawal of your Class A Shares. See Section 4.

What will happen if I do not tender my Class A Shares?

Stockholders who do not participate in the Offer will retain their Class A Shares and, if the Company completes the Offer, their relative ownership interest in the Company will automatically increase. See Section 2.

When and how will HTA pay for my tendered Class A Shares that are accepted for payment pursuant to the Offer?

We will announce the preliminary results of the Offer, including the Purchase Price and preliminary information about any expected proration and pay the Purchase Price in cash, less any applicable withholding taxes and without interest, for the Class A Shares we accepted for payment promptly after the Expiration Date. In the event of proration, however, we expect it may take up to five business days after the Expiration Date to calculate the final proration factor and begin paying for Class A Shares accepted for payment. We will pay for the Class A Shares accepted for payment by depositing the aggregate purchase price in cash with the Paying Agent promptly after the Expiration Date. The Paying Agent will act as your agent and will transmit to you the payment for all of your Class A Shares accepted for payment pursuant to the Offer. See Section 5.

What will happen to my fractional Class A Shares in connection with the Offer?

No fractional Class A Shares will be purchased in the Offer. The Company anticipates that a number of stockholders will continue to hold fractional Class A Shares after the completion of the Offer.

What is the market price for the Class A Shares?

On June 6, 2012, the Class A Shares were listed on the NYSE and began trading under the symbol “HTA.” Because June 6, 2012 was the first day on which the Class A Shares were traded on the NYSE, we cannot provide a market price for the Class A Shares. Tendering stockholders whose Class A Shares are accepted for payment will lose the opportunity to trade such Class A Shares and the chance to participate in any future third-party acquisition of the Company. The trading price of our Class A Shares on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Class A Shares before deciding whether and at what price or prices to tender their Class A Shares. See Section 7.

Will I have to pay brokerage fees and commissions if I tender my Class A Shares?

If you are a holder of record of your Class A Shares and you tender your Class A Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Class A Shares through a broker, dealer, commercial bank, trust company or other nominee and that person tenders Class A Shares on your behalf, that person may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any such charges will apply. See Section 3.

What is the accounting treatment of the Offer ?

The purchase of Class A Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Class A Shares we purchase and a corresponding reduction in total cash. See Section 2.

Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?

We are not aware of any approval or other action by any governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Class A Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Class A Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Class A Shares are subject to the satisfaction of certain conditions. See Sections 6 and 12.

What are the U.S. federal income tax consequences if I tender my Class A Shares?

Generally, if you are a U.S. Holder (as defined in Section 13), the receipt of cash from us in exchange for the Class A Shares you tender in the Offer will be a taxable event for U.S. federal income tax purposes. The receipt of cash for your tendered Class A Shares will generally be treated for U.S. federal income tax purposes either as (1) proceeds from a sale or exchange generally eligible for capital gain or loss treatment or (2) a distribution in respect of stock from the Company. If you are a U.S. Holder, you should complete the IRS Form W-9 included as part of the Letter of Transmittal. Any tendering stockholder or other payee who is a U.S. Holder and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included in the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. backup withholding tax. See Section 3. Non-U.S. Holders (as defined in Section 13) are urged to consult their tax advisors regarding the applicability of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure, upon the cash received in exchange for Class A shares. All stockholders should review the discussion in Sections 3 and 13 regarding certain U.S. federal income tax consequences and consult their own tax advisor regarding the tax consequences of the Offer.

Will I have to pay a stock transfer tax if I tender my Class A Shares?

If you instruct the Depositary in the Letter of Transmittal to make the payment for the tendered Class A Shares to the registered holder, you will not incur any stock transfer tax. See Section 5.

Following the Offer, will the Company continue as a public company?

Yes. It is a condition of our obligation to purchase Class A Shares pursuant to the Offer that, as a result of the consummation of the Offer, there not be a reasonable likelihood that the Class A Shares will be held of record by less than 300 persons or that the Class A Shares will be delisted from the NYSE or will be eligible for deregistration under the Exchange Act. See Sections 2, 6 and 11.

Whom do I contact if I have questions about the Offer?

Questions and requests for assistance by institutional stockholders may be directed to the Dealer Manager and questions and requests for assistance by retail stockholders may be directed to the Depositary, in each case at the telephone numbers and addresses set forth on the back cover page of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

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FORWARD-LOOKING STATEMENTS

This Offer to Purchase and the documents incorporated by reference herein may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” “could” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in our credit facilities;

•	changes in our credit ratings; and

•	our ability to remain qualified as a REIT.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in HTA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this Offer to Purchase are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by HTA will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, HTA or its business or operations. Except as required by law, HTA undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

INTRODUCTION

To the Stockholders of Healthcare Trust of America, Inc.:

Healthcare Trust of America, Inc. (the “Company,” “HTA,” “we” or “us”) invites its stockholders to tender their shares of Class A Common Stock of the Company, par value $0.01 per share (the “Class A Shares”), for purchase by us. Upon the terms and subject to the conditions of this Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), we are offering to purchase up to $150,000,000 in value of Class A Shares pursuant to tenders at a price specified by the tendering stockholders of not greater than $10.50 nor less than $10.10 per Class A Share.

The Offer will expire on July 18, 2012, at 11:59 p.m., New York City time, unless the Offer is extended or withdrawn (such date and time, as they may be extended, the “Expiration Date”).

Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single price per Class A Share (the “Purchase Price”), which will be not more than $10.50 and not less than $10.10 per Class A Share, that we will pay, subject to proration, for Class A Shares properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Class A Shares tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per Class A Share (in increments of $0.10) of not more than $10.50 and not less than $10.10 per Class A Share at which Class A Shares have been properly tendered or have been deemed to be tendered in the Offer that will enable us to purchase the maximum number of Class A Shares properly tendered in the Offer and not properly withdrawn, having an aggregate purchase price not exceeding $150,000,000 (or such lesser number if less than $150,000,000 in value of Class A Shares are properly tendered in the Offer after giving effect to any Class A Shares properly withdrawn).

All Class A Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the “odd lot” priority and proration provisions described in this Offer to Purchase, all of the Class A Shares tendered at or below the Purchase Price may not be purchased if more than the number of Class A Shares we seek are properly tendered and not properly withdrawn.

Only Class A Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Class A Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. No fractional shares will be purchased in the Offer. See Sections 3 and 4.

Stockholders must complete, among other items, the section of the Letter of Transmittal relating to the price at which they are tendering Class A Shares in order to properly tender Class A Shares. Any stockholder who wishes to tender Class A Shares at more than one price must complete a separate Letter of Transmittal for each price at which Class A Shares are being tendered. See Section 3.

THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF CLASS A SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 6.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE PAYING AGENT, THE INFORMATION AGENT, THE DEPOSITARY (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR CLASS A SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS A SHARES. YOU

MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR CLASS A SHARES, HOW MANY CLASS A SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

Upon the terms and subject to the conditions of the Offer, if the number of Class A Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $150,000,000, we will purchase Class A Shares:

•

First, from all holders of “odd lots” of less than 100 Class A Shares who properly tender all of their Class A Shares at or below the Purchase Price, and do not properly withdraw them prior to the Expiration Date; and

•

Second, from all other stockholders who properly tender Class A Shares at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Class A Shares, until we have purchased Class A Shares resulting in an aggregate purchase price of $150,000,000. See Sections 1, 3 and 4.

Because of the “odd lot” priority and proration provisions described above, we may not purchase all of the Class A Shares that you tender even if you tender them at or below the Purchase Price. See Section 1.

The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, to tendering stockholders for all Class A Shares purchased. Tendering stockholders who hold Class A Shares registered in their own name and who tender their Class A Shares directly to ARC Advisory Services, LLC, the depositary for the Offer (the “Depositary”), will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Section 5 hereof, stock transfer taxes on the purchase of Class A Shares by us pursuant to the Offer. Stockholders holding Class A Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee are urged to consult their broker, dealer, commercial bank, trust company or other nominee to determine whether any charges may apply if stockholders tender Class A Shares through such nominees and not directly to the Depositary. See Section 3.

Also, any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13) and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder pursuant to the Offer. See Section 3. Also, see Section 13 regarding certain U.S. federal income tax consequences of the Offer.

Holders of restricted stock may not tender such restricted Class A Shares in the Offer unless and until such Class A Shares have vested and the restrictions on such Class A Shares have lapsed. Holders of restricted stock units may not tender their units in the Offer. However, Class A Shares issued in payment of vested restricted stock units prior to the Expiration Date may be tendered in the Offer. See Sections 3 and 10.

We will pay the reasonable fees and expenses incurred in connection with the Offer by Wells Fargo Securities, LLC, the dealer manager for the Offer (the “Dealer Manager”), the Depositary, Computershare, Inc., the paying agent for the Offer (the “Paying Agent”), and Georgeson, Inc., the information agent for the Offer (the “Information Agent”). See Section 15.

Immediately after the listing of the Class A Shares on the New York Stock Exchange (“NYSE”) on June 6, 2012, there were 57,419,253 Class A Shares issued and outstanding. Assuming the Offer is fully subscribed at the minimum Purchase Price of $10.10 per Class A Share, the 14,851,485 Class A Shares that we are offering to purchase pursuant to the Offer represents approximately 25.9% of the total number of Class A Shares issued and outstanding as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012. Assuming the Offer is fully subscribed at the maximum Purchase Price of $10.50 per Class A Share, the 14,285,714 Class A Shares that we are offering to purchase pursuant to the Offer represents approximately 24.9% of the total number of Class A Shares issued and outstanding as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012. See Section 1.

On June 6, 2012, the Class A Shares were listed on the NYSE and began trading under the symbol “HTA.” Because June 6, 2012 was the first day on which the Class A Shares were traded on the NYSE, we cannot provide a market price for the Class A Shares. Tendering stockholders whose Class A Shares are accepted for payment will lose the opportunity to trade such Class A Shares and the chance to participate in any future third-party acquisition of the Company. The trading price of our Class A Shares on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Class A Shares before deciding whether and at what price or prices to tender their Class A Shares. See Section 7.

References in this Offer to Purchase to “dollars” and “$” are to the lawful currency of the United States of America.

THE OFFER

1.    Number of Class A Shares; Purchase Price; Proration.

General. Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, we will determine a single Purchase Price (which will be not more than $10.50 and not less than $10.10 per Class A Share) that we will pay, subject to proration, for Class A Shares properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of Class A Shares tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price (in increments of $0.10) of not more than $10.50 and not less than $10.10 per Class A Share at which Class A Shares have been tendered in the Offer that will enable us to purchase the maximum number of tendered Class A Shares having an aggregate purchase price not exceeding $150,000,000 (or such lesser number if less than $150,000,000 in value of Class A Shares are properly tendered in the Offer after giving effect to any Class A Shares properly withdrawn).

Only Class A Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be purchased. However, because of the “odd lot” priority and proration provisions of the Offer, all of the Class A Shares tendered at or below the Purchase Price will not be purchased if more than $150,000,000 in value of Class A Shares are properly tendered and not properly withdrawn. All Class A Shares tendered and not purchased in the Offer, including Class A Shares tendered at or below the Purchase Price and Class A Shares not purchased because of proration, will be returned to the tendering stockholders at our expense promptly following the Expiration Date.

If we (i) increase the price that may be paid for the Class A Shares above $10.50 per Class A Share or decrease the price that may be paid for the Class A Shares below $10.10 per Class A Share, (ii) increase the maximum number of Class A Shares that we may purchase in the Offer by more than 2% of our outstanding Class A Shares or (iii) decrease the number of Class A Shares that we may purchase in the Offer, then the Offer must remain open for at least ten (10) business days following the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 14.

Stockholders properly tendering Class A Shares at $10.10 per Class A Share (the minimum purchase price pursuant to the Offer) can reasonably expect to have at least a portion of such Class A Shares purchased at the Purchase Price if any Class A Shares are purchased pursuant to the Offer (subject to provisions relating to “odd lot” priority and proration described in this Offer to Purchase).

Class A Shares acquired pursuant to the Offer will be acquired by HTA free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Class A Shares to stockholders of record on or prior to the date on which the Class A Shares are accepted for payment pursuant to the Offer shall be for the account of such stockholders. On May 16, 2012, the Board of Directors declared a monthly cash dividend at an annualized rate of $0.575 per Class A Share, to be paid on or around July 2, 2012 to stockholders of record as of the close of business on June 29, 2012 (the “June Dividend”). The Class A Shares tendered in the Offer will be eligible to receive the June Dividend. Any Class A Shares not tendered or not accepted for payment or paid for will also receive the June Dividend. The same dividend is also payable on Class B Shares. See Section 7.

The Offer is not conditioned upon the receipt of financing or any minimum number of Class A Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

Priority of Purchases. Upon the terms and subject to the conditions of the Offer, if the number of Class A Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $150,000,000:

•	First, we will purchase all Class A Shares tendered by any Odd Lot Holder (as defined below) who:

•

properly tenders and does not properly withdraw all Class A Shares owned beneficially or of record by the Odd Lot Holder at a price at or below the Purchase Price (tenders of less than all of the Class A Shares owned by an Odd Lot Holder will not qualify for this preference); and

•	completes the section entitled “Odd Lots” in the Letter of Transmittal or an Agent’s Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery.

•

Second, we will purchase all other Class A Shares properly tendered and not properly withdrawn, at prices at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Class A Shares, as described below, until we have purchased Class A Shares resulting in an aggregate purchase price of $150,000,000.

As a result of the foregoing priorities applicable to the purchase of Class A Shares tendered, it is possible that all of the Class A Shares that a stockholder tenders in the Offer at or below the Purchase Price may not be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of Class A Shares, it is possible that none of those Class A Shares will be purchased.

Odd Lots. The term “Odd Lots” means all Class A Shares properly tendered prior to the Expiration Date at prices at or below the Purchase Price and not properly withdrawn by any person who owned, beneficially or of record, a total of fewer than 100 Class A Shares and so certified in the appropriate place on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery (an “Odd Lot Holder”). To qualify for this preference, an Odd Lot Holder must tender all Class A Shares owned by the Odd Lot Holder in accordance with the procedures described in Section 3. Odd Lots will be accepted for payment before any proration of the purchase of other tendered Class A Shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Class A Shares in the aggregate, even if these holders have separate accounts representing fewer than 100 Class A Shares. By tendering in the Offer, an Odd Lot Holder who holds Class A Shares in his or her name and tenders such Class A Shares directly to the Depositary would not only avoid the payment of brokerage commissions, but also would avoid any applicable odd lot discounts in a sale of the holder’s Class A Shares. Any Odd Lot Holder wishing to tender all of his, her or its Class A Shares pursuant to the Offer should complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

Proration. If proration of tendered Class A Shares is required, the Paying Agent will determine the proration factor promptly following the Expiration Date. Subject to adjustment to avoid the purchase of fractional Class A Shares, proration for each stockholder tendering Class A Shares (other than Odd Lot Holders) at or below the Purchase Price, will be based on the ratio of the number of Class A Shares properly tendered and not properly withdrawn by the stockholder to the total number of Class A Shares properly tendered and not properly withdrawn by all stockholders (other than Odd Lot Holders). Because of the difficulty in determining the number of Class A Shares properly tendered and not properly withdrawn, and because of the Odd Lot procedure described above, we do not expect that we will be able to announce the final proration factor or commence payment for any Class A Shares purchased pursuant to the Offer until up to five business days after the Expiration Date. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. After the Expiration Date, stockholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.

As described in Section 13, the number of Class A Shares that we will purchase from a stockholder pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the stockholder and, therefore, may be relevant to a stockholder’s decision whether to tender Class A Shares. The Letter of Transmittal affords each stockholder who tenders Class A Shares registered in such stockholder’s name directly to the Depositary the opportunity to designate the order of priority in which Class A Shares tendered are to be purchased in the event of proration.

This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the Class A Shares and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or the names of whose nominees, appear on HTA’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Class A Shares.

2.    Purpose of the Offer; Certain Effects of the Offer.

The Board of Directors considered a range of possible alternative uses for our excess capital, including retaining all of the capital to provide for future growth, an increase in the Company’s dividend, a special dividend payable to all stockholders, open market share repurchases, a tender offer to all stockholders, and a combination of the preceding uses. In considering the Offer, the Board of Directors reviewed, with the assistance of management and outside advisors, the Company’s results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors the Board of Directors deemed relevant.

Following such review, the Board of Directors determined that the Offer is a prudent use of the Company’s financial resources and an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their Class A Shares. The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their Class A Shares, without the usual transaction costs associated with market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Class A Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Class A Shares will have a greater percentage ownership in HTA and its future earnings and assets, while also bearing the attendant risks associated with owning Class A Shares.

After completing the Offer, we may consider various forms of share repurchases, including open market purchases, tender offers and/or accelerated share repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Directors deems relevant. These purchases may be made from time to time at the discretion of our management on the open market or through privately-negotiated transactions, and may be on the same terms or on terms and prices that are more or less favorable to stockholders than the terms of this Offer.

Rule 13e-4 of the Exchange Act prohibits us and our affiliates from purchasing any Class A Shares, or other securities convertible into Class A Shares, other than pursuant to the Offer, until at least 11 business days following the Expiration Date, except pursuant to certain limited exemptions provided in Rule 14e-5 of the Exchange Act.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE PAYING AGENT, THE INFORMATION AGENT, THE DEPOSITARY OR ANY OF THEIR RESPECTIVE AFFILIATES MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR CLASS A SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR CLASS A SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR

OWN DECISION AS TO WHETHER TO TENDER YOUR CLASS A SHARES, HOW MANY CLASS A SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

Stockholders who do not tender their Class A Shares in the Offer and stockholders who otherwise retain an equity interest in the Company as a result of a partial tender of Class A Shares or proration will continue to be owners of the Company. Stockholders may be able to sell non-tendered Class A Shares in the future at a net price significantly higher or lower than the Purchase Price pursuant to the Offer. We can give no assurance as to the price at which stockholders may be able to sell Class A Shares in the future. On the other hand, Class A Shares tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any Class A Share price appreciation (or depreciation) and any payment of dividends and distributions on the Class A Shares.

The Offer will reduce our “public float” (the number of Class A Shares owned by non-affiliated stockholders and available for trading in the securities markets), and is likely to reduce the number of our stockholders.

None of our directors or executive officers intend to tender any of their Class A Shares in the Offer. Therefore, the Offer will increase the proportional holdings of our directors and executive officers. After expiration or termination of the Offer, our directors and executive officers may, subject to applicable law and applicable policies and practices of the Company, sell their Class A Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders in the Offer.

Based on the published guidelines of the NYSE and the conditions of the Offer, we believe that our purchase of up to $150,000,000 in value of Class A Shares pursuant to the Offer will not result in delisting of the remaining Class A Shares on the NYSE. The Class A Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. We believe that our purchase of Class A Shares pursuant to the Offer will not result in the deregistration of the Class A Shares under the Exchange Act. The Offer is conditioned upon, among other things, our having determined that the consummation of the Offer will not cause the Class A Shares to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act. See Section 6.

Class A Shares we acquire pursuant to the Offer will be cancelled and will no longer be outstanding.

The purchase of Class A Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Class A Shares we purchase and a corresponding reduction in total cash and investments.

Our Class A Shares are currently “margin securities” under the rules of the Federal Reserve Board. This has the effect of, among other things, allowing brokers to extend credit to their customers using the Class A Shares as collateral. We believe that, following the purchase of Class A Shares pursuant to the Offer, the Class A Shares will continue to be “margin securities” for purposes of the Federal Reserve Board’s margin regulations.

Except as disclosed or incorporated by reference in this Offer to Purchase, HTA currently has no plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving HTA or any of its subsidiaries;

•	any purchase, sale or transfer of a material amount of assets of HTA or any of its subsidiaries;

•	any material change in the present dividend rate or policy or capitalization of HTA;

•

any change in the present Board of Directors or management of HTA, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the Board of Directors or to change any material term of the employment contract of any executive officer;

•	any other material change in HTA’s corporate structure or business;

•

any class of equity securities of HTA becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act or, in the case of our Class A Common Stock, ceasing to be authorized for listing on the NYSE;

•	the suspension of HTA’s obligation to file reports under Section 15(d) of the Exchange Act;

•	the acquisition by any person of additional securities of HTA or the disposition by any person of securities of HTA; or

•	any changes in HTA’s Fourth Articles of Amendment and Restatement or Bylaws or other governing instruments or other actions that could impede the acquisition of control of HTA.

Although we do not currently have any plans, other than as disclosed or incorporated by reference in this Offer to Purchase, that relate to or would result in any of the events discussed above, as we evaluate opportunities, we may undertake or plan actions that relate to or could result in one or more of these events. We reserve the right to change our plans and intentions at any time as we deem appropriate.

3.    Procedures for Tendering Class A Shares.

Proper Tenders of Class A Shares by Registered Holders.    If your Class A Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Class A Shares), you may tender your Class A Shares in the Offer by delivering (by regular mail, overnight courier or hand delivery) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other required documents to the Depositary which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date. Stockholders holding their Class A Shares through a broker, dealer, commercial bank, trust company or other nominee must contact their custodian to tender their Class A Shares on their behalf.

Proper Tenders of Class A Shares by Custodians or DTC Participants.    If you are a broker, dealer, commercial bank, trust company or other nominee tendering Class A Shares on behalf of your client or an institution participating in DTC, you may tender Class A Shares in the Offer by:

•

delivering (by regular mail, overnight courier or hand delivery) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other required documents to the Depositary, which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date; or

•

tendering the applicable Class A Shares electronically through DTC’s Automated Tender Offer Program (“ATOP”) system into the Paying Agent’s account at DTC by book-entry transfer, subject to the terms and procedures of that system, on or prior to the Expiration Date. Brokers, dealers, banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. If you are tendering Class A Shares through ATOP and wish to tender portions of your Class A Shares at more than one price, you will need to complete a separate ATOP transfer for each price at which you are tendering your Class A Shares.

In accordance with Instruction 5 to the Letter of Transmittal, each stockholder desiring to tender Class A Shares in the Offer must check one or more of the boxes in the section of the Letter of Transmittal captioned “Price(s) (in Dollars) per Class A Share at Which Class A Shares are Being Tendered,” specifying the number of Class A Shares that such stockholder wishes to tender at each applicable price. A tender of Class A Shares will be proper only if, among other things, at least one of these boxes is checked on the Letter of Transmittal.

Tendering stockholders must indicate the specific price or prices (in increments of $0.10) at which their Class A Shares are being tendered by checking the box(es) indicating such price(s) in the section of the Letter of Transmittal captioned “Price(s) (in Dollars) per Class A Share at Which Class A Shares are Being Tendered” and specifying the number of Class A Shares that such stockholder wishes to tender at each applicable price. Tendering stockholders should be aware that this election could mean that none of their Class A Shares will be purchased if the Purchase Price is less than the price(s) selected by the stockholder. The same Class A Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price. A stockholder who has tendered Class A Shares at more than one price must complete a separate notice of withdrawal for Class A Shares tendered at each price or a combined notice of withdrawal. However, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal. Stockholders may contact the Depositary for additional instructions.

Stockholders holding Class A Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee, must contact their broker, dealer, commercial bank, trust company or other nominee in order to tender their Class A Shares. Stockholders who hold Class A Shares through nominee stockholders are urged to consult their nominees to determine whether any charges may apply if stockholders tender Class A Shares through such nominees and not directly to the Depositary.

Odd Lot Holders must tender all of their Class A Shares and also complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, to qualify for the preferential treatment available to Odd Lot Holders as described in Section 1.

Signature Guarantees and Method of Delivery. No signature guarantee is required if:

•

the Letter of Transmittal is signed by the registered holder of the Class A Shares tendered and the holder has not completed either the section entitled “Special Delivery Instructions” or the section entitled “Special Payment Instructions” in the Letter of Transmittal; or

•

Class A Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).

In all cases, payment for Class A Shares tendered and accepted for payment pursuant to the Offer will be made only after:

•	a timely confirmation of the book-entry transfer of the Class A Shares into the Paying Agent’s account at DTC if Class A Shares are tendered through DTC’s ATOP system, as described below,

•

a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below), and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Class A Shares will be deemed delivered only when actually received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Delivery. The Paying Agent will establish an account with respect to the Class A Shares for purposes of the Offer at DTC within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC’s system may make book-entry delivery of the Class A Shares by causing DTC to transfer those Class A Shares into the Paying Agent’s account in accordance with DTC’s ATOP system. Although delivery of Class A Shares may be effected through a book-entry transfer into the Paying Agent’s account at DTC, either (1) a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined below), and any other required documents must, in any case, be transmitted to, and received by, the Depositary at its address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date or (2) the guaranteed delivery procedure described below must be followed if book-entry transfer of the Class A Shares cannot be effected prior to the Expiration Date.

The confirmation of a book-entry transfer of Class A Shares into the Paying Agent’s account at DTC is referred to in this Offer to Purchase as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering Class A Shares through DTC that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that HTA may enforce such agreement against that participant.

Guaranteed Delivery. If a stockholder desires to tender Class A Shares in the Offer and the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, the Class A Shares may still be tendered if all of the following conditions are satisfied:

•	the tender is made by or through an Eligible Institution;

•

the Depositary receives by hand, mail, overnight courier or facsimile transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form HTA has provided with this Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

•

confirmation of book-entry transfer of the Class A Shares into the Paying Agent’s account at DTC if you are tendering through DTC’s ATOP system, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message, and any required signature guarantees and other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

Stockholders may contact the Information Agent, the Dealer Manager or their broker for assistance. The contact information for the Information Agent and Dealer Manager is on the back cover page of this Offer to Purchase.

Restricted Stock and Restricted Stock Units. Stockholders may not tender restricted Class A Shares in the Offer unless and until such Class A Shares have vested and the restrictions on such Class A Shares have lapsed. If such Class A Shares have vested and the restrictions on such Class A Shares have lapsed, you may tender some or all of such Class A Shares in the Offer. Holders of restricted stock units may not tender their units in the Offer. However, Class A Shares issued in payment of vested restricted stock units prior to the Expiration Date may be tendered in the Offer. See “—Proper Tender of Class A Shares by Registered Holders” and “—Proper Tenders of Class A Shares by Custodians or DTC Participants” above.

Return of Unpurchased Class A Shares. If any tendered Class A Shares are not purchased, such Class A Shares will be credited to the appropriate account maintained by the tendering stockholder at DTC promptly after the expiration or termination of the Offer or the proper withdrawal of the Class A Shares, without expense to the stockholder.

U.S. Federal Backup Withholding Tax. Under the U.S. federal backup withholding tax rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13) pursuant to the Offer must be withheld and remitted to the Internal Revenue Service (the “IRS”), unless the tendering stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Paying Agent (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Therefore, each tendering stockholder that is a U.S. Holder should complete and sign the IRS Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid U.S. federal backup withholding tax, unless the stockholder otherwise establishes to the satisfaction of the Paying Agent that the stockholder is not subject to such backup withholding tax. If a U.S. Holder does not provide the Paying Agent with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.

Certain “exempt recipients” (including, among others, all corporations and certain Non-U.S. Holders (as defined in Section 13)), are not subject to U.S. federal backup withholding tax. In order for a Non-U.S. Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)), signed under penalties of perjury, attesting to that stockholder’s exempt status. See Instruction 2 to the Letter of Transmittal.

Information reporting to the IRS may also apply to proceeds from the Offer.

Stockholders are urged to consult with their own tax advisor regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding tax and the procedure for obtaining any applicable exemption.

For a more complete discussion of certain U.S. federal income tax consequences to tendering stockholders, see Section 13.

Determination of Validity; Rejection of Class A Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of Class A Shares to be accepted, the Purchase Price to be paid for Class A Shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Class A Shares will be determined by HTA, in its sole discretion, and such determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if HTA’s determinations are challenged by stockholders. HTA reserves the absolute right to reject any or all tenders of any Class A Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. HTA also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Date with respect to all tendered Class A Shares. HTA also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Class A Shares, whether or not HTA waives similar defects or irregularities in the case of any other stockholder. No tender of Class A Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by HTA. HTA will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Class A Shares. None of HTA, the Dealer Manager, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender Class A Shares for such person’s own account unless, at the time of tender and at the end of the proration period or period during which Class A Shares are accepted by lot, such person has a “net long position” (i.e., more Class A Shares held in long positions than in short positions) in (1) a number of Class A Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Class A Shares for the purpose of tendering to us within the period specified in the Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of Class A Shares (“Equivalent Securities”) that are equal to or greater than the number of Class A Shares tendered and, upon the acceptance of such tender, will acquire such Class A Shares by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such Class A Shares so acquired for the purpose of tender to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Class A Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (i) such stockholder has a “net long position” in a number of Class A Shares or Equivalent Securities at least equal to the Class A Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) such tender of Class A Shares complies with Rule 14e-4 promulgated under the Exchange Act. Our acceptance for payment of Class A Shares tendered in the Offer will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Offer.

4.    Withdrawal Rights.

Class A Shares tendered in the Offer may be withdrawn at any time prior to the Expiration Date. In addition, unless HTA has already accepted your tendered Class A Shares for payment, you may withdraw your tendered Class A Shares at any time after 12:01 a.m., New York City time, on August 5, 2012. Except as otherwise provided in this Section 4, tenders of Class A Shares pursuant to the Offer are irrevocable.

Withdrawals by Registered Holders. If your Class A Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Class A Shares), for a withdrawal to be effective, the Depositary must receive (by regular mail, overnight courier, hand delivery or by a manually signed facsimile transmission), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal at the

Depositary’s address set forth on the back cover page of this Offer to Purchase. Any notice of withdrawal must specify the name of the tendering stockholder, the number of Class A Shares to be withdrawn and the name of the registered holder of the Class A Shares to be withdrawn, if different from the person who tendered the Class A Shares. If you tendered your Class A Shares using more than one Letter of Transmittal, you may withdraw Class A Shares using either separate notices of withdrawal or a combined notice of withdrawal.

Withdrawals by Custodians and DTC Participants. If you are a broker, dealer, commercial bank, trust company or other nominee tendering Class A Shares on behalf of your client or an institution participating in DTC who tendered Class A Shares in accordance with DTC’s ATOP system, for a withdrawal to be effective, you must comply with DTC’s procedures for withdrawal of tenders. If you tendered your Class A Shares using more than one Letter of Transmittal, you may withdraw Class A Shares using either separate notices of withdrawal or a combined notice of withdrawal. Holders who tendered their Class A Shares to the Paying Agent through DTC’s ATOP system should electronically transmit their withdrawal through DTC’s ATOP system, subject to the terms and conditions of that system. Holders transmitting their withdrawal through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

Determination of Validity of Withdrawals. All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by us, in our sole discretion and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determinations are challenged by stockholders. We reserve the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of Class A Shares by any stockholder, whether or not we waive similar defects or irregularities in the case of any other stockholder. None of HTA, the Dealer Manager, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice.

Withdrawals may not be rescinded, and any Class A Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Class A Shares may be re-tendered prior to the Expiration Date by following one of the procedures described in Section 3.

If we extend the Offer, are delayed in our purchase of Class A Shares, or are unable to purchase Class A Shares pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Paying Agent and the Depositary may, subject to applicable law, retain tendered Class A Shares on our behalf, and such Class A Shares may not be withdrawn, except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section  4.

5.    Purchase of Class A Shares and Payment of Purchase Price.

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will (1) determine the Purchase Price we will pay for Class A Shares properly tendered and not properly withdrawn prior to the Expiration Date, taking into account the number of Class A Shares so tendered and the prices specified by tendering stockholders, and (2) accept for payment and pay an aggregate purchase price of up to $150,000,000 for Class A Shares that are properly tendered at prices at or below the Purchase Price and not properly withdrawn prior to the Expiration Date. For purposes of the Offer, we will be deemed to have accepted for payment, subject to the “odd lot” priority and proration provisions of the Offer, Class A Shares that are properly tendered at or below the Purchase Price and not properly withdrawn, only when, as and if we give oral or written notice to the Depositary and the Paying Agent of our acceptance of the Class A Shares for payment pursuant to the Offer.

In accordance with the rules of the SEC, we may increase the number of Class A Shares accepted for payment in the Offer by up to 2% of the outstanding Class A Shares without amending or extending the Offer.

Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price per Class A Share for all of the Class A Shares accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, payment for Class A Shares tendered and accepted for payment pursuant to the Offer will be made promptly, taking into account any time necessary to determine any proration, but only after timely receipt by the Depositary of (1) a book-entry confirmation of the deposit of Class A Shares into the Paying Agent’s account at DTC if Class A Shares are tendered through DTC’s ATOP system, (2) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile of the Letter of Transmittal) including any required signature guarantees, or an Agent’s Message and (3) any other required documents, including documents required pursuant to guaranteed delivery procedures.

We will pay for Class A Shares purchased pursuant to the Offer by depositing the aggregate purchase price for the Class A Shares with the Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payment from us and transmitting payment to the tendering stockholders.

In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered Class A Shares accepted for payment promptly after the Expiration Date. However, we do not expect to be able to announce the final results of any proration or commence payment for any Class A Shares purchased pursuant to the Offer until up to five business days after the Expiration Date. All Class A Shares tendered and not purchased, including all Class A Shares tendered at prices in excess of the Purchase Price and Class A Shares not purchased due to proration, will be credited to the account maintained with DTC by the participant who delivered the Class A Shares at our expense promptly after the Expiration Date or termination of the Offer.

Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Class A Shares pursuant to the Offer. See Section 6.

We will pay all stock transfer taxes, if any, payable on the transfer to us of Class A Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Class A Shares are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Paying Agent.

6.     Conditions of the Offer.

Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Class A Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for Class A Shares tendered, subject to the rules under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by us to have occurred):

•

there shall have been instituted, or there shall be pending, or we shall have received notice of any action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel that directly or indirectly:

•

challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Class A Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer; or

•

seeks to make the purchase of, or payment for, some or all of the Class A Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Class A Shares;

•

our acceptance for payment, purchase or payment for any Class A Shares tendered in the Offer shall violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

•

any action shall have been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which:

•

indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Class A Shares thereunder; or

•	is reasonably likely to make the purchase of, or payment for, some or all of the Class A Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer;

•	there shall have occurred any of the following:

•

any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market, the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States;

•

the commencement or escalation, on or after June 6, 2012, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any jurisdiction in which HTA or any of our subsidiaries maintains an office or conducts business or any material escalation, on or after June 6, 2012, of any war or armed hostilities that had commenced prior to June 6, 2012;

•

any change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of HTA and our subsidiaries, taken as a whole, on the value of or trading in the Class A Shares, on our ability to consummate the Offer or on the benefits of the Offer to us;

•

any change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition

(financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of HTA or any of our subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on HTA and our subsidiaries, taken as a whole, on the value of or trading in the Class A Shares, on our ability to consummate the Offer or on the benefits of the Offer to us; or

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

•

any decrease of more than 10% in the market price for the Class A Shares or in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index or the Standard and Poor’s 500 Composite Index measured from the close of trading on June 6, 2012;

•

a tender or exchange offer for any or all of the outstanding Class A Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction;

•

we shall have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Class A Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Class A Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before June 6, 2012), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before June 6, 2012 has acquired or proposes to acquire, whether through the acquisition of Class A Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Class A Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Class A Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities;

•

any approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

•

Standard & Poor’s or Moody’s shall have (1) downgraded or withdrawn the rating accorded the Company or (2) publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company;

•

we shall have determined that the consummation of the Offer and the purchase of the Class A Shares pursuant to the Offer is likely, in our reasonable judgment, to cause the Class A Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) eligible for deregistration under the Exchange Act; or

•

we determine, in our sole and absolute discretion, that the consummation of the Offer or the purchase of Class A Shares from any stockholder could jeopardize our qualification and taxation as a REIT for U.S. federal income tax purposes.

Each of the conditions referred to above is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. However, once the Offer has expired, all of the conditions to the Offer, other than those requiring receipt of necessary governmental or regulatory approvals, consents or waivers, must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by us concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determination is challenged by stockholders.

7.    Price Range of Class A Shares; Dividends.

Price Range of Class A Shares. On June 6, 2012, the Class A Shares were listed and began trading on the NYSE under the symbol “HTA.” Because June 6, 2012 was the first day on which the Class A Shares were traded on the NYSE, we cannot provide a market price of the Class A Shares. We determined the price range under the Offer based on consultations among our Chief Executive Officer, our advisors and our Board of Directors. Based on such consultations, we arrived at the price range of $10.10 to $10.50 per Class A Share, which we believe is representative of the per share value of the Class A Shares and is a range within which our stockholders might sell their Class A Shares to us. The trading price of our Class A Shares on the NYSE may be lower or higher than the Purchase Price. Stockholders are urged to obtain current market quotations for the Class A Shares before deciding whether and at what price or prices to tender their Class A Shares.

Dividends. The following table sets forth the dividends that have been paid and/or declared within the past two years by our Board of Directors:

Fiscal Quarter	Amount Declared per Class A Share
Fiscal Year ending December 31, 2010
First quarter	$0.18
Second quarter	$0.18
Third quarter	$0.18
Fourth quarter	$0.18
Fiscal Year ending December 31, 2011
First quarter	$0.18
Second quarter	$0.18
Third quarter	$0.18
Fourth quarter	$0.18
Fiscal Year ending December 31, 2012
First quarter	$0.18
April 1, 2012 through April 30, 2012	$0.06
May 1, 2012 through May 31, 2012	$0.06

Effective May 16, 2012, the Board of Directors approved the implementation of a dividend policy that provides for the payment of a cash dividend at an annualized rate of $0.575 per Class A Share. The Company believes that this rate is competitive with its publicly-traded company peers, and that it will also increase the Company’s ability to reinvest in its business and grow its dividend year over year, thereby best positioning the Company to seek to maximize total stockholder value. Consistent with this dividend policy, on May 16, 2012, the

Board of Directors declared a monthly cash dividend at the annualized rate of $0.575 per Class A Share, to be paid by July 2, 2012 to stockholders of record as of the close of business on June 29, 2012 (the “June Dividend”). The Class A Shares tendered in the Offer will be eligible to receive the June Dividend. Any Class A Shares not tendered or not accepted for payment or paid for will also receive the June Dividend. The same dividend is also payable on Class B Shares.

8.    Source and Amount of Funds.

HTA will fund any purchase of Class A Shares pursuant to the Offer, including the related fees and expenses, from cash on hand and borrowings under our existing unsecured revolving credit and term loan facility. The Offer is not subject to a financing contingency.

If the Offer is fully subscribed, we expect the aggregate purchase price for the Class A Shares in the Offer, together with all related fees and expenses, to be approximately $151,360,000.

9.    Certain Information Concerning the Company.

The Company. HTA was incorporated in Maryland in April 2006. HTA is fully integrated, self administered and internally managed REIT primarily focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems.

Available Information. We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. We also have filed an Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC that includes additional information relating to the Offer.

These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access the Company’s publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also go to the Stockholder Information section of Company’s website located at www.htareit.com to access the Schedule TO and related documents.

Incorporation by Reference. The rules of the SEC allow us to “incorporate by reference” information into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed on March 27, 2012;

•	Definitive Proxy Statement on Schedule 14A, as filed on April 30, 2012 (the “Proxy Statement”);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, as filed on May 15, 2012; and

•	Current Reports on Form 8-K, as filed on February 14, 2012, March 7, 2012, March 15, 2012, March 27, 2012, March 30, 2012 (two filings), April 2, 2012 and May 18, 2012.

Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You may request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth below:

Georgeson Inc.

199 Water Street – 26th Floor

New York, New York 10038

Banks and Brokers Call: (212) 440-9800

Call Toll Free: (866) 482-5026

10.  Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Class A Shares.

Class A Shares Outstanding. Immediately after the listing of the Class A Shares on the NYSE on June 6, 2012, we had 57,419,253 issued and outstanding Class A Shares. Because the Purchase Price will be determined after the Expiration Date, the number of Class A Shares that will be purchased will not be known until after that time. Assuming the Offer is fully subscribed, the maximum number of Class A Shares that will be purchased pursuant to the Offer is 14,851,485, which will occur if the Purchase Price is determined to be $10.10 per Class A Share, the minimum Purchase Price pursuant to the Offer. Assuming the Offer is fully subscribed, the minimum number of Class A Shares that will be purchased pursuant to the Offer is 14,285,714 which will occur if the Purchase Price is determined to be $10.50 per Class A Share, the maximum Purchase Price pursuant to the Offer. The maximum of 14,851,485 Class A Shares that the Company is offering to purchase pursuant to the Offer represents approximately 25.9% of the total number of Class A Shares issued and outstanding as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012. Assuming the Offer is fully subscribed, the minimum of 14,285,714 Class A Shares that the Company is offering to purchase pursuant to the Offer represents approximately 24.9% of the total number of Class A Shares issued and outstanding as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012.

Interests of Directors and Executive Officers. Immediately after the listing of the Class A Shares on the NYSE on June 6, 2012, our directors and executive officers as a group (9 persons) beneficially owned an aggregate of 245,139 Class A Shares, representing 0.43% of the total number of outstanding Class A Shares. None of our directors or executive officers intend to tender any of their Class A Shares in the Offer. After expiration or termination of the Offer, our directors and executive officers may, subject to applicable law and applicable policies and practices of the Company, sell their Class A Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders pursuant to the Offer.

The following tables set forth (1) the aggregate number of Class A Shares and Class B Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each of our current directors and named executive officers, and by all directors and executive officers as a group, as of immediately after the listing of the Class A Shares on the NYSE on June 6, 2012, and (2) the aggregate number and percentage of Class A Shares and Class B Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each person who owns (to our knowledge and based on the most current Schedule 13Ds and 13Gs filed with the SEC for each such person) more than 5% of the outstanding Class A Shares or Class B Shares. For purposes of these tables, and in accordance with SEC rules, Class A

Shares and Class B Shares are considered “beneficially owned” if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own Class A Shares or Class B Shares that he or she has the right to acquire within 60 days after June 6, 2012, in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated, each holder has sole voting and dispositive power over the listed Class A Shares or Class B Shares.

The business address of each of our directors and executive officers is c/o Healthcare Trust of America, Inc., 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254.

Directors and Executive Officers

Name of Beneficial	Number of Class A	Number of Class B	Total Beneficial
Owner	Shares(1)	Shares(1)	Ownership(%)
Scott D. Peters	130,000	390,000	*
Kellie S. Pruitt	30,866	92,597	*
Mark D. Engstrom	34,253	102,757	*
Amanda Houghton	9,514	28,543	*
W. Bradley Blair, II	7,500	22,500	*
Maurice J. DeWald	7,500	22,500	*
Warren D. Fix	9,125	27,376	*
Larry L. Mathis	8,881	26,644	*
Gary T. Wescombe	7,500	22,500	*

All directors and named executive officers as a group	245,139	735,417	*
(9 persons)

*	Represents less than 1.0% of our Class A Shares and Class B Shares, collectively.

(1)	Includes vested and non-vested shares of restricted common stock but does not include membership units in Healthcare Trust of America Holdings, LP, our operating partnership (the “Operating Partnership”), that were granted to each of our executive officers and directors in May 2012 (the “LTIP Units”). In general, the LTIP Units are eligible to vest only if certain stock price thresholds are met. Upon vesting, the LTIP Units will be converted into common units of the Operating Partnership and may be converted into shares of our common stock in accordance with the partnership agreement of the Operating Partnership (subject to certain limitations based on the allocations of gain made to the LTIP Units). The number of LTIP Units granted to each of the individuals listed in the table above is as follows: Scott D. Peters – 1,450,000 units; Kellie S. Pruitt – 225,000 units; Mark D. Engstrom – 200,000 units; Amanda L. Houghton – 195,000 units; W. Bradley Blair, II – 135,000 units; Maurice J. DeWald – 135,000 units; Warren D. Fix – 135,000 units; Larry L. Mathis – 135,000 units; and Gary T. Wescombe – 135,000 units.

To our knowledge, no person beneficially owned more than 5% of the Class A Shares or Class B Shares as of June 6, 2012.

Recent Securities Transactions. Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, none of the Company or any of our directors, executive officers, affiliates or subsidiaries have effected any transactions involving our Class A Shares during the 60 days prior to June 6, 2012 except for repurchases of our Class A Shares pursuant to our share repurchase plan.

Share-Based Compensation Plans. Except (1) as otherwise described or incorporated by reference in this Offer to Purchase, the Schedule TO or the Proxy Statement and (2) for the share-based compensation plans, which are described in Note 14 to the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which descriptions are incorporated herein by reference, none of the Company nor, to the best of the Company’s knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

11.  Effects of the Offer on the Market for Class A Shares; Registration under the Exchange Act.

The purchase by us of Class A Shares pursuant to the Offer will reduce the number of Class A Shares that might otherwise be traded publicly and is likely to reduce the number of stockholders. As a result, trading of a relatively small volume of the Class A Shares after consummation of the Offer may have a greater impact on trading prices than would be the case prior to consummation of the Offer.

We believe that there will be a sufficient number of Class A Shares outstanding and publicly traded following completion of the Offer to ensure a continued trading market for the Class A Shares. Based upon published guidelines of the NYSE, we do not believe that our purchase of Class A Shares pursuant to the Offer will cause the remaining outstanding Class A Shares to be delisted from the NYSE. The Offer is conditioned upon, among other things, our determination that the consummation of the Offer and the purchase of Class A Shares pursuant to the Offer is not likely, in our reasonable judgment, to cause the Class A Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) deregistered under the Exchange Act. See Section 6.

Our Class A Shares are currently “margin securities” under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit to their customers using such Class A Shares as collateral. We believe that, following the purchase of Class A Shares pursuant to the Offer, the Class A Shares will continue to be “margin securities” for purposes of the Federal Reserve Board’s margin rules and regulations.

The Class A Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. We believe that our purchase of Class A Shares pursuant to the Offer pursuant to the terms of the Offer will not result in the Class A Shares being deregistered under the Exchange Act.

12.  Certain Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Class A Shares as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Class A Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Class A Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Class A Shares are subject to the satisfaction of certain conditions. See Section 6.

13.  Certain U.S. Federal Income Tax Consequences.

The following is a summary of certain U.S. federal income tax consequences of the Offer to U.S. Holders and Non-U.S. Holders (each as defined below) whose Class A Shares are tendered and accepted for payment pursuant to the Offer. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described in this Offer (possibly on a retroactive basis). This summary assumes that Class A Shares held by stockholders are held as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). It does not address all of the tax consequences that may be relevant to particular stockholders in light of their particular circumstances, or to stockholders subject to special rules, including, without limitation, pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and investors in such entities, certain financial institutions, brokers, dealers or traders in securities or commodities, insurance companies, expatriates, mutual funds, REITs, cooperatives, tax-exempt organizations, persons who are subject to the alternative minimum tax, persons who hold Class A Shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction, stockholders that have a functional currency other than the U.S. dollar, or persons who acquired their Class A Shares upon the exercise of stock options or otherwise as compensation. This summary also does not address any state, local, non-U.S. or other tax consequences of participating in the Offer.

You are urged to consult your tax advisor as to the particular consequences to you of participating in the Offer.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of Class A Shares that, for U.S. federal income tax purposes, is (1) a citizen or individual resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any State or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code, have authority to control all of its substantial decisions.

A “Non-U.S. Holder” is a beneficial holder of Class A Shares that is not a partnership for U.S. federal income tax purposes and that is not a U.S. Holder.

U.S. Holders. An exchange of Class A Shares for cash by a U.S. Holder pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The U.S. federal income tax consequences to a U.S. Holder may vary depending upon the U.S. Holder’s particular facts and circumstances. If, as described below, an exchange of Class A Shares for cash by a U.S. Holder pursuant to the Offer is treated as a sale or exchange of such Class A Shares for U.S. federal income tax purposes, the U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Class A Shares purchased by HTA. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Shares at the time of the exchange exceeds one year. Specific limitations may apply to the deductibility of capital losses by a U.S. Holder.

An exchange of Class A Shares for cash by a U.S. Holder pursuant to the Offer will be treated as a sale or exchange for U.S. federal income tax purposes if the exchange (i) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, (ii) is a “substantially disproportionate” redemption with respect to the U.S. Holder, or (iii) is a “complete redemption” of all the stock of HTA owned by the U.S. Holder. In determining whether any of these tests has been met, a U.S. Holder generally must take into account not only Class A Shares it actually owns, but also Class A Shares it constructively owns as determined under section 318 of the Code (including Class A Shares that may be acquired through options that it owns or Class A Shares held by certain members of the U.S. Holder’s family).

An exchange of Class A Shares for cash by a U.S. Holder pursuant to the Offer will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s stock interest in HTA. Whether such a meaningful reduction of the U.S. Holder’s stock interest in HTA results will depend on the U.S. Holder’s particular facts and circumstances. If, as a result of an exchange of Class A Shares for cash pursuant to the Offer, a U.S. Holder whose relative stock interest in HTA is minimal (e.g., less than 1%) and who exercises no control over the corporate affairs of HTA suffers any reduction in its proportionate stock interest in HTA (including any Class A Shares constructively owned), the U.S. Holder generally should be regarded as having suffered a meaningful reduction in its stock interest in HTA.

Satisfaction of the “substantially disproportionate” test or “complete redemption” test is dependent upon satisfaction of the respective objective tests set forth in section 302(b)(2) and section 302(b)(3) of the Code. An exchange of Class A Shares for cash by a U.S. Holder pursuant to the Offer will satisfy the “substantially disproportionate” test if (1) the percentage of the outstanding voting stock of HTA actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding voting stock of HTA (including Class A Shares and Class B Shares) actually and constructively owned by the U.S. Holder immediately before the exchange, (2) the percentage of the outstanding common stock of HTA actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding common stock of HTA actually and constructively owned by the U.S. Holder immediately before the exchange, and (3) immediately following the exchange, the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of HTA.

An exchange of Class A Shares for cash by a U.S. Holder pursuant to the Offer will result in a “complete redemption” if either (i) all of the HTA stock actually and constructively owned by the U.S. Holder is exchanged for cash pursuant to the Offer or (ii) all of the HTA stock actually owned by the U.S. Holder is exchanged for cash pursuant to the Offer and the U.S. Holder timely and properly waives the attribution of HTA stock constructively owned by the U.S. Holder in accordance with the procedures described in section 302(c)(2) of the Code and the Treasury Regulations promulgated thereunder. Any stockholder desiring to waive such constructive ownership of shares should consult a tax advisor about the applicability of Section 302(c)(2) of the Code.

Stockholders should be aware that an acquisition or disposition of shares as part of a plan that includes the stockholder’s tender of shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. Stockholders are urged to consult their own tax advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated. Stockholders should also be aware that their ability to satisfy any of the foregoing tests may be affected by proration pursuant to the Offer. Therefore, the stockholder (other than an odd lot holder who tenders all of his or her shares) can be given no assurance, even if the stockholder tenders all of the stockholder’s shares, that we will purchase a sufficient number of such shares to permit the stockholder to satisfy any of the foregoing tests.

If a U.S. Holder’s exchange of Class A Shares for cash pursuant to the Offer does not constitute a sale or exchange for U.S. federal income tax purposes, the receipt of cash by such U.S. Holder pursuant to the Offer will be treated as a distribution, and the U.S. Holder’s tax basis in the Class A Shares exchanged generally will be added to any Class A Shares retained by the U.S. Holder. The distribution will be treated as a dividend to the extent of HTA’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds HTA’s current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the U.S. Holder’s adjusted tax basis in its Class A Shares, and any remaining portion will be taxable as capital gain. Any such capital gain will be long-term capital gain if the U.S. Holder’s holding period for the Class A Shares at the time of the exchange exceeds one year. Because we are a REIT for U.S. federal income tax purposes, dividend income received by a stockholder will generally be taxed at ordinary income rates of up to 35% (through 2012). Dividend income from us will generally not be eligible for the 15% preferential tax rate on “qualified dividend income” received by stockholders taxed at individual rates from domestic C corporations and certain qualified foreign corporations, except to the extent such dividend income is attributable to dividends received by us from certain non-REIT corporations or to income upon which we have paid corporate income tax. Additionally, dividends received by stockholders who are corporations will not qualify for the dividends received deduction generally available to corporations.

Contemporaneous acquisitions or dispositions of Class A Shares by a U.S. Holder or related parties or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining the tax treatment of the Offer to a U.S. Holder. In addition, we cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, proration of tenders pursuant to the Offer will cause us to accept fewer Class A Shares than are tendered. Therefore, a U.S. Holder can be given no assurance that a sufficient number of such U.S. Holder’s Class A Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale or exchange, rather than as a dividend, for U.S. federal income tax purposes pursuant to the rules discussed above.

Non-U.S. Holders. As discussed above, an exchange of Class A Shares for cash will either be treated as a sale or exchange (if the tests described above are satisfied) or, alternatively, a distribution for U.S. federal income tax purposes. Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, Non-U.S. Holders could incur tax under either scenario.

If the exchange of Class A Shares for cash is treated a sale or exchange, Non-U.S. Holders could incur tax under FIRPTA with respect to gain realized on the exchange of our Class A Shares unless (1) we are a “domestically controlled qualified investment entity” or (2) (a) our Class A Shares are treated as being regularly traded under applicable Treasury regulations on an established securities market and (b) the Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A Shares (and the class of shares that were converted into Class A Shares) at all times during a specified testing period. A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by Non-U.S. stockholders. Although we believe we are a “domestically controlled qualified investment entity,” we cannot provide complete assurance that this test has been and will be met. We do, however, believe that our Class A Shares will be regularly traded on an established securities market.

If the gain on exchange of our Class A Shares were taxed under FIRPTA, a Non-U.S. Holder would be taxed on that gain in the same manner as U.S. Holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Additionally, if we are not a domestically controlled qualified investment entity at the time of the exchange and our Class A Shares are not treated as being regularly traded on an established securities market, we or the Depositary would be required to withhold under FIRPTA 10% of the purchase price and remit this amount to the IRS on behalf of the Non-U.S. Holder. As discussed below, for withholding purposes, we will not treat the exchange of Class A Shares for cash as a sale or exchange subject to withholding under FIRPTA.

If the exchange of Class A Shares for cash is treated as a distribution with respect to Class A Shares, that is not attributable to gain from our sale or exchange of United States real property interests and not designated by us as a capital gain dividend, such distribution will be treated as a dividend of ordinary income to the extent it is made out of our current or accumulated earnings and profits. Such distribution ordinarily will be subject to withholding of United States federal income tax at a 30% rate, subject to certain specified exceptions.

Distributions that are not treated as a sale or exchange for Class A Shares, and that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to withholding tax. Pursuant to FIRPTA, distributions on (and not in exchange for) Class A Shares that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) generally are not subject to withholding under FIRPTA, provided that the Class A Shares are regularly traded on an established securities market located in the United States, unless the Non-U.S. Holder has owned more than 5 percent of the Class A Shares (and the class of shares that were converted into Class A Shares) at any time during the 1-year period ending on the date of the distribution. As noted above, we believe that our Class A Shares will be regularly traded on an established securities market in the United States. If our Class A Shares are not regularly traded on an established securities market in the United States, any portion of the distribution that is deemed to be attributable to our sale of United states real property interests will be subject to tax under FIRPTA. In such case, 35% of any portion of the distribution that could be attributable to our sale of United States real property interests must be withheld. A Non-U.S. Holder may receive a credit against its tax liability for the amount withheld. Even if such distributions are not subject to withholding under FIRPTA, however, they may be subject to withholding in the manner described above with respect to ordinary dividends.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that such distributions do not exceed the Non-U.S. Holder’s adjusted basis in our stock, but rather will reduce the Non-U.S. Holder’s adjusted basis of such stock. To the extent that these distributions exceed a Non-U.S. Holder’s adjusted basis in our stock, or such distributions are treated as a sale or exchange of Class A Stock, they will give rise to gain from the sale or exchange of such stock, but such gain will not be subject to withholding, provided that the Class A Shares are regularly traded on an established securities market located in the United States.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits that are neither attributable to the sale of United States or foreign real property interests nor in exchange for Class A Shares. As a result, the Depositary generally will withhold an amount of U.S. federal income tax equal to 30% of the gross payments payable to a Non-U.S. Holder, unless the Non-U.S. Holder timely delivers to the Depositary a properly completed and executed Internal Revenue Service Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, evidencing that such withholding is not required or a reduced rate of withholding is applicable. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, or was received in exchange for Class A Shares, provided that certain conditions are met.

The preceding discussion is not tax advice. You are urged to consult your own tax advisor to determine the particular tax consequences to you of the Offer, including the applicability and effect of federal, state, local, non-U.S. and other tax laws.

14.  Extension of the Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion and subject to applicable law, at any time and from time to time, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by us to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Class A Shares by giving oral or written notice of such extension to the Paying Agent and the Depositary and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for, any Class A Shares not theretofore accepted for payment or paid for or, subject to applicable law, postpone payment for Class A Shares, upon the occurrence of any of the conditions specified in Section 6, by giving oral or written notice of such termination or postponement to the Paying Agent and the Depositary and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for Class A Shares that we have accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the Class A Shares tendered promptly after termination or withdrawal of the Offer. Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to stockholders or by decreasing or increasing the aggregate value of Class A Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by making a release through BusinessWire or another comparable service.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

•	we increase or decrease the price to be paid for Class A Shares; and

•

the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to stockholders in the manner specified in this Section 14.

then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

In accordance with the rules of the SEC, we may increase the number of Class A Shares accepted for payment in the Offer by up to 2% of the outstanding Class A Shares without amending or extending the Offer.

15.  Fees and Expenses.

We have retained Wells Fargo Securities, LLC to act as the Dealer Manager in connection with the Offer. In its role as Dealer Manager, Wells Fargo Securities, LLC may contact brokers, dealers and other nominee stockholders and may provide information regarding the Offer to those that it contacts or persons, including any institutional stockholders, that contact it. Wells Fargo Securities, LLC will receive, for these services, a reasonable and customary fee. We also have agreed to reimburse Wells Fargo Securities, LLC for reasonable out-of-pocket expenses incurred in connection with the Offer and to indemnify Wells Fargo Securities, LLC against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws. Wells Fargo Securities, LLC has in the past provided, and in the future may provide, capital markets advice to HTA, for which services it has received, and would expect to receive, compensation from us. In the ordinary course of business, including in its trading and brokerage operations and in a fiduciary capacity, Wells Fargo Securities, LLC and its affiliates may enter into, exit or hold positions, both long and short, for their own accounts and for those of their customers, in our securities.

We have retained ARC Advisory Services, LLC to act as the Depositary in connection with the Offer. In its role as Depositary, it will receive Letters of Transmittal, Notices of Guaranteed Delivery and notices of withdrawal. In its role as Depositary, ARC Advisory Services, LLC may provide information regarding the Offer to those persons, including retail stockholders, that contact it.

We have retained Computershare, Inc. to act as Paying Agent. In its role as Paying Agent, Computershare, Inc. will be responsible for receiving tenders through the DTC’s ATOP system, determining the Purchase Price and proration factor, if any, and matching payment for all Class A Shares purchased by the Company in the Offer. We have retained Georgeson Inc. to act as Information Agent in connection with the Offer. The Information Agent may contact stockholders by mail, telephone, facsimile, e-mail and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the

Offer to beneficial owners. The Paying Agent, Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Dealer Manager, the Paying Agent, the Information Agent and the Depositary as described above) for soliciting tenders of Class A Shares pursuant to the Offer. Stockholders holding Class A Shares through brokers, dealers or other nominee stockholders are urged to consult the brokers, dealers or other nominee stockholders to determine whether transaction costs may apply if stockholders tender Class A Shares through the brokers, dealers or other nominee stockholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Class A Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent, or the agent of the Dealer Manager, the Paying Agent, Information Agent or the Depositary for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Class A Shares, except as otherwise provided in Section 5 hereof.

16.  Miscellaneous.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, stockholders in any jurisdiction in which the making or acceptance of offers to sell Class A Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

After completing the Offer, we may consider various forms of share repurchases, including open market purchases, tender offers and accelerated share repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, tax, regulatory, rating agency and contractual constraints or restrictions and other factors our Board of Directors deems relevant.

Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9 with respect to information concerning HTA.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Class A Shares in the Offer or as to the price or prices at which you may choose to tender your Class A Shares in the Offer. You should rely only on the information in or incorporated by reference in this Offer to Purchase and the related Letter of Transmittal or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of HTA or any of its subsidiaries since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or the related Letter of Transmittal. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by us, the Dealer Manager, the Depositary or the Information Agent.

Healthcare Trust of America, Inc.

June 6, 2012

The Letter of Transmittal and any other required documents should be sent or delivered by each stockholder of the Company or its, his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary for the Offer is:

ARC Advisory Services, LLC

Attn: Tender Offer Operations Manager

405 Park Avenue, 15th Floor

New York, New York 10022

Tel: (877) 373-2522

By Facsimile Transmission (for withdrawals only):

(212) 421-5799

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

The Paying Agent for the Offer is:

Computershare, Inc.

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, Rhode Island 02940

If you have any questions regarding the Offer, please contact the Dealer Manager at (877) 450-7515 (institutional stockholders) or the Depositary at (877) 373-2522 (retail stockholders). If you require additional copies of this Offer to Purchase, the Letter of Transmittal or other Offer documents, please contact the Information Agent at (866) 482-5026 (stockholders) or (212) 440-9800 (banks and brokers). The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

199 Water Street – 26th Floor

New York, New York 10038

Banks and Brokers Call: (212) 440-9800

Call Toll Free: (866) 482-5026

The Dealer Manager for the Offer is:

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Call: (212) 214-6400

Call Toll Free: (877) 450-7515